EXECUTION VERSION

NOTE AND GUARANTY SECURITY AGREEMENT

THIS NOTE AND GUARANTY SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of June 30, 2017, by and among PAVMED INC a Delaware corporation, (the “Borrower”), the other Grantors (as defined below), and the Noteholders from time to time party hereto, including SCOPIA HOLDINGS LLC, a Delaware limited liability company, in its capacity as collateral agent (the “Collateral Agent”) on behalf of the Secured Parties (as defined below).

PRELIMINARY STATEMENT

WHEREAS, the Borrower, the Collateral Agent and the Noteholders are entering into that certain Note and Securities Purchase Agreement and the Notes, all dated as of the date hereof (each has amended, restated, amended and restated, supplemented or otherwise modified from time to time, respectively the “Notes” and the “Purchase Agreement”). The Grantors are entering into this Security Agreement in order to induce the Noteholders to enter into and extend credit to the Borrower pursuant to the Notes and to secure the Obligations, including, their obligations under the Guaranty.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01. Terms Defined in the Notes or the Purchase Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Notes or the Purchase Agreement.

Section 1.02. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Notes or the Purchase Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including without limitation, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account,” “Chattel Paper,” “Commercial Tort Claim,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixture,” “General Intangible,” “Goods,” “Instruments,” “Inventory,” “Letter-of-Credit Right,” “Supporting Obligation” and “Tangible Chattel Paper”).

Section 1.03. Definitions of Certain Terms Used Herein. As used in this Security Agreement, the following terms shall have the following meanings:

“Collateral Agent” has the meaning set forth in the preamble.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Borrower” has the meaning set forth in the preamble.

“Collateral” has the meaning set forth in Article 2.

“Contract Rights” means all rights of any Grantor under any Contract, including, without limitation, (i) any and all rights to receive and demand payments under such Contract, (ii) any and all rights to receive and compel performance under such Contract and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract.

“Contracts” means all contracts between any Grantor and one or more additional parties.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule A.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is senior in priority to any other Lien to which such Collateral is subject.

“Grantors” means (i) the Borrower, PAVmed SPARCC Inc., a Delaware corporation, and PAVmed Subsidiary Corp., a Delaware corporation, and (ii) each subsidiary that becomes a party to this Security Agreement as a Grantor after the Closing Date. Notwithstanding anything else provided herein, any reference to Grantors in connection with a representation or covenant under this Security Agreement that is limited by its terms to the Closing Date shall, for such purposes, mean the Grantors on the Closing Date.

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Intellectual Property Collateral” means collectively, all (a) Copyrights, Patents, Trademarks, Trade Secrets, Domain Names, Licenses and Software and any and all other IP Rights; (b) all income, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriation, dilution or other violations of any of the foregoing; (c) all rights to sue for past, present and future infringements, misappropriation, dilution or other violations of any of the foregoing; and (d) all rights corresponding to any of the foregoing.

“Intellectual Property Security Agreement Supplements” means (a) a Trademark Security Agreement Supplement, (b) a Patent Security Agreement Supplement or (c) a Copyright Security Agreement Supplement, in each case, in a form reasonably acceptable to the Collateral Agent.

“Licenses” means, with respect to any Grantor, whether as licensor or licensee, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements with respect to (1) Patents, (2) Copyrights, (3) Trademarks, (4) Trade Secrets, (5) Software, or (6) any and all other IP Rights, (b) all income, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches thereof, (c) all rights to sue for past, present and future breaches thereof, and (d) all rights corresponding to any of the foregoing.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capital lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien on any asset.

“Money” has the meaning set forth in Article 1 of the UCC.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, reexaminations, substitutions, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Permits” shall mean all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority.

“Pledged Collateral” means all Pledged Stock and Stock Rights, including all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Stock or other Stock Rights that may be issued or granted to, or held by, any Grantor while this Security Agreement is in effect, all Instruments, Securities and other Investment Property owned by any Grantor, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof.

“Pledged Stock” means, with respect to any Grantor, the shares of Capital Stock held by such Grantor as at the Closing Date, together with any other shares of Capital Stock as are hereafter acquired by such Grantor.

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of Governmental Authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means any Account, Chattel Paper, Document, Instrument and/or any General Intangible, in each case, that is a right or claim to receive money or that is otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” means the Noteholders, together with their respective successors and assigns.

“Software” means computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Stock Rights” means all dividends, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

“Termination Date” means the date that all principal of and interest on all Notes and all fees, expenses and other amounts payable under any Note Document (other than contingent indemnification obligations) have been paid in full.

“Trade Secrets” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) confidential and proprietary information, including unpatented inventions, invention disclosures, engineering or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, and data collections; (b) all income, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future misappropriation or infringements of any of the foregoing; (c) all rights to sue for past, present and future misappropriation or infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all rights corresponding to any of the foregoing.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, domain names and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business connected to the use of and symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements or dilutions thereof; (d) all rights to sue for past, present, and future infringements or dilutions of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing..

ARTICLE 2
Grant of Security Interest

Section 2.01. Grant of Security Interest.

(a) As security for the prompt and complete payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Collateral Agent, its successors and permitted assigns, on behalf of and for the benefit of the Collateral Agent and the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii) all Intellectual Property Collateral;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property, Pledged Stock and other Pledged Collateral;

(xii) all letters of credit and Letter-of-Credit Rights;

(xiii) all Commercial Tort Claims;

(xiv) all Permits;

(xv) all Software and all recorded data of any kind or nature, regardless of the medium of recording;

(xvi) all Contracts, together with all Contract Rights arising thereunder;

(xvii) all other personal property not otherwise described in clauses (i) through (xvi) above;

(xviii) all Supporting Obligations; and

(xix) all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and Guarantees given by any Person with respect to any of the foregoing.

ARTICLE 3
Representations and Warranties

The Grantors, jointly and severally, represent and warrant to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, that:

Section 3.01. Title, Perfection and Priority; Filing Collateral. This Security Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties and the Collateral Agent will have a fully perfected First Priority security interest in the Collateral securing the Obligations upon taking all actions to perfect such Liens as in accordance with this Security Agreement.

Section 3.02. Names, Type and Jurisdiction of Organization, Organizational and Identification Numbers.

(a) (i) As of the Closing Date, the exact legal name of each Grantor, as such name appears in its respective organizational documents filed with the Secretary of State of such Grantor’s jurisdiction of organization, is set forth in Schedule 3.02(a) to the Disclosure Schedule attached hereto and (ii) as of the Closing Date, each Grantor is the type of entity disclosed next to its name in Schedule 3.02(a) to the Disclosure Schedule. Also, as of the Closing Date, set forth in Schedule 3.02(a) to the Disclosure Schedule is the jurisdiction of organization of each Grantor.

(b) Except as otherwise disclosed in Schedule 3.02(b) to the Disclosure Schedule, as of the Closing Date, set forth in Schedule 3.02(b) to the Disclosure Schedule is any other legal name that any Grantor has had in the past five years, together with the date of the relevant change.

(c) As of the Closing Date, set forth in Schedule 3.02(c) to the Disclosure Schedule is a list of the information required by Section 3.02(a) of the Disclosure Schedule for any other Person (i) to which any Grantor became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, any Grantor, at any time within the past five years preceding the Closing Date.

(d) As of the Closing Date, except as set forth in Schedule 3.02(d) to the Disclosure Schedule or as otherwise disclosed in Schedule 3.02(c) to the Disclosure Schedule, no Grantor has changed its jurisdiction of organization or form of entity at any time during the past twelve months.

Section 3.03. Locations. The address of each Grantor’s chief executive office as of the Closing Date is accurately disclosed on Schedule 3.03 to the Disclosure Schedule.

Section 3.04. Intellectual Property.

(a) Except as set forth in Schedule 3.04(a), no Grantor has any interest in, or title to, any Patent, Trademark, Domain Name or Copyright registration or application.

(b) To the extent permitted by law, this Security Agreement is effective to create valid and continuing Liens on and, upon filing of short-form intellectual property security agreements in the form attached hereto as Annex A with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, perfected Liens, in favor of Collateral Agent, on each Grantor’s Patents, Trademarks and Copyrights. Such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor (other than with respect to intent-to-use trademark applications where the filing of a lien prior to the registration of the mark could impact the enforceability of the resulting trademark registration). Upon filing of appropriate financing statements with the Secretary of State (or equivalent office) of the state of organization of such Grantor and the filing of the applicable Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, the Collateral Agent shall have a fully perfected First Priority Lien on the Collateral constituting United States issued or registered Patents, Trademarks and Copyrights (and applications therefor).

(c) No Grantor is aware of (i) any third-party claim (A) that any of its owned Patent, Trademark, Domain Name or Copyright registrations or applications is invalid or unenforceable or (B) challenging such Grantor’s rights to such registrations and applications or (ii) any basis for such claims with respect to such Grantor, other than, in each case, to the extent any such third-party claims would not reasonably be expected to have a Material Adverse Effect.

Section 3.05. Pledged Collateral; Instruments and Chattel Paper. (i) All Pledged Stock has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Stock) by the issuer thereof and is fully paid and non-assessable, (ii) each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Schedule 3.05 to the Disclosure Schedule as held by such Grantor, (iii) each Grantor holds the Pledged Stock described in Schedule 3.05 to the Disclosure Schedule as held by such Grantor free and clear of all Liens, (iv) as of the Closing Date, all certificates or instruments representing or evidencing the Pledged Collateral which are required to be delivered pursuant to Section 4.02 hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected First Priority security interest therein.

Section 3.06. Recourse. This Security Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Note Documents and otherwise in writing in connection herewith and therewith.

ARTICLE 4
Covenants

From the date hereof, and thereafter until the date the Obligations are repaid in full and the Purchase Agreement is no longer in effect (in each case, subject to Section 2.01(c) of this Security Agreement):

Section 4.01. General.

(a) Authorization to File Financing Statements; Ratification. Each Grantor hereby (x) authorizes the Collateral Agent to (A) file all financing statements (including amendments and continuations thereto) with respect to the Collateral naming such Grantor as debtor and the Collateral Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction, (B) make all filings with the United States Patent and Trademark Office and the United States Copyright Office (including filing any Intellectual Property Security Agreement) for the purpose of perfecting, recording, enforcing, maintaining or protecting the Lien of the Collateral Agent in each Grantor’s United States issued, registered or applied for Patents, Trademarks and Copyrights (in each case, to the extent constituting Collateral) and naming such Grantor as debtor and the Collateral Agent as secured party and (y) agrees to take such other actions, in each case as may from time to time be necessary and reasonably requested by the Collateral Agent in order to establish and maintain a First Priority, valid, enforceable and perfected security interest in and subject, in the case of Pledged Collateral, to Section 4.02 hereof, Control of, the Collateral. Each Grantor shall pay any applicable filing fees, recordation fees and related expenses relating to its Collateral. The Collateral Agent may file financing statements in any applicable UCC jurisdiction and may (i) indicate the Collateral (A) as “all assets” of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) in each case to the extent applicable, whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the relevant real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request.

(b) Further Assurances. Each Grantor agrees, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien.

(c) Change of Name, Etc. Following the occurrence of a name change, the relevant Grantor shall promptly make all filings required under the UCC and take all other actions reasonably requested by the Collateral Agent and deemed by the Collateral Agent to be necessary or reasonable and appropriate to ensure that the Collateral Agent shall continue at all times following such change to have a valid, legal, enforceable and perfected First Priority Lien in such Collateral for its benefit and the benefit of the Noteholders.

Section 4.02. Pledged Collateral.

(a) Delivery of Certificated Securities, Tangible Chattel Paper, Instruments and Documents. Each Grantor will (i) on the Closing Date, deliver to the Collateral Agent for the benefit of the Noteholders, the originals of all (x) certificated Pledged Stock and (y) debt instruments, in each case under clauses (x) and (y), to the extent constituting Collateral owned by such Grantor as of the Closing Date, accompanied by undated instruments of transfer or assignment duly executed in blank and (ii) after the Closing Date, hold in trust for the Collateral Agent upon receipt and deliver to the Collateral Agent for the benefit of the Collateral Agent and the Noteholders any (1) certificated Capital Stock and (2) Material Debt Instruments, in each case, to the extent constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank.

(b) Uncertificated Securities and Pledged Collateral. With respect to any Capital Stock owned by any Grantor which is not a certificated Security for purposes of the UCC, to the extent constituting Pledged Collateral, such Grantor shall not permit any issuer of such Capital Stock to (i) enter into any agreement with any Person, other than the Collateral Agent, whereby such issuer effectively delivers “control” of such partnership interests or limited liability company interests (as applicable) under the UCC to such Person, or (ii) if such Capital Stock is not a Security for purposes of the UCC, allow such Capital Stock to become Securities unless such Grantor certificates such securities and complies with the procedures set forth in Section 4.02(a) within the time period prescribed therein. Each Grantor which is an issuer of any uncertificated Pledged Collateral described in this Section 4.02(b) hereby agrees to comply with all instructions from the Collateral Agent without such Grantor’s further consent.

(c) Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Noteholders, shall hold certificated Pledged Collateral required to be delivered to the Collateral Agent under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, but at any time when an Event of Default shall have occurred and be continuing, and upon prior written notice to the Borrower, the Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). At any time when an Event of Default has occurred and is continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(d) Exercise of Rights in Pledged Collateral. It is agreed that:

(i) without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right, unless an Event of Default has occurred and is continuing after prior written notice to the Borrower by the Collateral Agent, to exercise all voting rights or other rights relating to the Pledged Collateral for any purpose that does not violate this Security Agreement, or any other Note Document;

(ii) the Collateral Agent or its nominee at any time when an Event of Default has occurred and is continuing shall have the right to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein) and upon the occurrence and during the continuance of an Event of Default after prior written notice to the Borrower, all rights of the Grantors to exercise or refrain from exercising voting or other consensual rights as a holder with respect to any Pledged Collateral shall cease; and

(iii) subject to Section 5.01(a)(iv), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividends or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, hold in trust for the Collateral Agent and be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Collateral Agent as and to the extent required by clause (a) above. The Collateral Agent shall promptly deliver to the applicable Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer or the holder thereof in connection with any redemption or exchange of such Pledged Collateral not prohibited by the Purchase Agreement or any other Note Document.

Section 4.03. Intellectual Property.

(a) At any time when an Event of Default has occurred and is continuing, and upon the written request of the Collateral Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary and appropriate for the assignment to or for the benefit of the Collateral Agent of any License held by such Grantor in the U.S. to enable the Collateral Agent to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material License in the U.S. under which such Grantor is the licensee, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License.

(b) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any application for or registration of any Patent, Trademark, Domain Name, or Copyright (now or hereafter existing) has become abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c) In the event that any Grantor (x) files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, (y) acquires any such Patent, Trademark or Copyright by purchase or assignment, or (z) files a Statement of Use or an Amendment to Allege Use with respect to any “intent-to-use” Trademark application, in each case, after the Closing Date and to the extent the same constitutes Collateral (and other than as a result of an application that is then subject to an Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement becoming registered), it shall notify the Collateral Agent and, execute and deliver to the Collateral Agent, at such Grantor’s sole cost and expense, any Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement, as applicable, or any other instrument as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such registered Patent, Trademark or Copyright (or application therefor, other than with respect to intent-to-use trademark applications where the filing of a lien prior to the registration of the mark could impact the enforceability of the resulting trademark registration), and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Each Grantor shall take all actions necessary or reasonably requested by the Collateral Agent to (i) maintain and pursue each application and to obtain and maintain the registration of each Patent, Trademark, Domain Name and, to the extent consistent with past practices, Copyright that constitutes Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of non-contestability and, if consistent with good business judgment (as determined by such Grantor), by initiating opposition and interference and cancellation proceedings against third parties, (ii) maintain and protect the secrecy or confidentiality of its Trade Secrets and (iii) otherwise protect and preserve such Grantor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral.

(e) Each Grantor shall promptly notify the Collateral Agent of any material infringement or misappropriation of such Grantor’s Patents, Trademarks, Copyrights or Trade Secrets of which it becomes aware, and shall take such actions as are reasonable and appropriate under the circumstances to protect such Patent, Trademark, Copyright or Trade Secret, except where such infringement, misappropriation or dilution could not reasonably be expected to cause a Material Adverse Effect.

Section 4.04. Commercial Tort Claims. After the Closing Date each relevant Grantor shall notify the Collateral Agent of any Commercial Tort Claim with an individual value (as reasonably estimated by the Borrower) in excess of $100,000 acquired by it, together with an update to Schedule 4.04 to the Disclosure Schedule containing a summary description thereof sufficient to create a security interest therein, and such Commercial Tort Claim (and the Proceeds thereof) shall automatically constitute Collateral, all upon the terms of this Security Agreement.

Section 4.05. Insurance. Except to the extent otherwise permitted to be retained by any Grantor or applied by any Grantor pursuant to the terms of the Note Documents, the Collateral Agent shall, at the time any proceeds of any insurance in respect of the Collateral are distributed to the Collateral Agent, apply such proceeds at any time the Collateral Agent is exercising remedies in accordance with Section 5.01, in accordance with Section 5.04 hereof. Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Grantor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

Section 4.06. Grantors Remain Liable Under Contracts. Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract relating to the Collateral, all in accordance with the terms and conditions thereof. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times

Section 4.07. Grantors Remain Liable Under Accounts. Notwithstanding anything herein to the contrary, the Grantors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

ARTICLE 5
Remedies

Section 5.01. Remedies.

(a) Each Grantor agrees that, at any time when an Event of Default has occurred and is continuing, the Collateral Agent may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under applicable law):

(i) the rights and remedies provided in this Security Agreement, the Purchase Agreement, the Notes, or any other Note Document; provided that this Section 5.01(a) shall not limit any rights available to the Collateral Agent prior to the occurrence and continuance of an Event of Default;

(ii) the rights and remedies available to a secured party under the UCC of each relevant jurisdiction (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) or in equity when a debtor is in default under a security agreement;

(iii) without notice (except as specifically provided in Section 7.01 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, but subject to the terms of any applicable lease agreement, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable;

(iv) upon one Business Day’s written notice to the Borrower, (A) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral and (B) exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof; and

(v) to take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Grantor shall at its own expense forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent.

(b) Each Grantor acknowledges and agrees that compliance by the Collateral Agent, on behalf of the Noteholders, with any applicable state or federal law in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Collateral Agent shall have the right in any public sale and, to the extent permitted by applicable law, in any private sale, to purchase for the benefit of the Collateral Agent and the Noteholders, all or any part of the Collateral so sold, free of any right of equity redemption that Grantor is permitted to release and waive pursuant to applicable law, and, each Grantor hereby expressly releases such right to equity redemption to the extent permitted by applicable law.

(d) Until the Collateral Agent is able to effect a sale, lease, transfer or other disposition of any particular Collateral under this Section 5.01, the Collateral Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral, or for any other purpose deemed reasonably appropriate by the Collateral Agent. At any time when an Event of Default has occurred and is continuing, the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Noteholders), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Collateral Agent nor any Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect Guarantee thereof, (ii) marshal the Collateral or any Guarantee of the Obligations or to resort to the Collateral or any such Guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if any Grantor and the issuer would agree to do so.

(g) The Collateral Agent and each Noteholder (by its acceptance of the benefits of this Security Agreement) acknowledges and agrees that notwithstanding any other provisions in this Security Agreement or any other Note Document, the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interests therein may be limited or restricted by, or require any consents, authorizations approvals or licenses under, applicable law..

Section 5.02. Grantors’ Obligations Upon Default. Upon the request of the Collateral Agent at any time when an Event of Default has occurred and is continuing, each Grantor will:

(a) at its own cost and expense (i) assemble and make available to the Collateral Agent, the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Collateral Agent so directs and in a form and in a manner reasonably satisfactory to the Collateral Agent, legend the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein; and

(b) subject to the terms of any applicable lease agreement, permit the Collateral Agent and/or its representatives and/or agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.03. Intellectual Property Remedies.

(a) For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article 5 at any time when an Event of Default has occurred and is continuing and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent a power of attorney to sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office or similar registrar or domain name registrar in order to effect an absolute assignment of all right, title and interest in each registered Patent, Trademark, Domain Name and Copyright and each application for any such registration, and record the same. At any time when an Event of Default has occurred and is continuing, the Collateral Agent may (i) declare the entire right, title and interest of such Grantor in and to each item of Intellectual Property Collateral to be vested in the Collateral Agent for the benefit of the Noteholders, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Noteholders, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in this Section 5.03 to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement and subject to any restrictions contained in applicable third party licenses entered into by such Grantor, sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Intellectual Property Collateral owned by or licensed to any Grantor, and the Collateral Agent may finish any work in process and affix any relevant Trademark owned by or licensed to such Grantor, and sell such Inventory as provided herein; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Intellectual Property Collateral in any manner whatsoever, directly or indirectly; and (iv) assign or sell any Intellectual Property, in each case to the extent constituting Collateral, as well as the goodwill of such Grantor’s business connected with the use of and symbolized by any such Trademark and the right to carry on the business and use the assets of such Grantor in connection with which any such Trademark or Domain Name has been used.

(b) Each Grantor hereby grants to the Collateral Agent an irrevocable (until the Termination Date), nonexclusive, royalty-free, world-wide license to its right to use, license or sublicense any IP Rights now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license) to all computer software and programs used for compilation or printout thereof. The use of the license granted to the Collateral Agent pursuant to the preceding sentence may be exercised, at the option of the Collateral Agent, only when an Event of Default has occurred and is continuing, provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to, with respect to the goods and/or services on which such Trademarks are used, the maintenance of quality standards that are sufficient to preserve the validity of such Trademarks and are consistent with past practices.

Section 5.04. Application of Proceeds.

(a) The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral received by it pursuant to the exercise of remedies in accordance with this Agreement and as set forth in Section 9 of the Notes.

(b) Except as otherwise provided herein or in any other Note Document, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, money or balance received by it pursuant to the exercise of remedies in accordance with this Security Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), a receipt by the Collateral Agent or of the officer making the sale of such proceeds, moneys or balances shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

ARTICLE 6
Account Verification; Attorney in Fact; Proxy

Section 6.01. Account Verification. The Collateral Agent may at any time and from time to time when an Event of Default has occurred and is continuing and upon prior written notice to the relevant Grantor, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Collateral Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral.

Section 6.02. Authorization for the Collateral Agent to Take Certain Action.

(a) Each Grantor hereby irrevocably authorizes the Collateral Agent and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as its true and lawful attorney in fact (i) at any time and from time to time in its sole discretion (A) to execute (to the extent necessary under the law of the applicable jurisdiction) on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (B) to file a carbon, photographic or other reproduction of this Security Agreement as a financing statement and to file any amendment of a financing statement with respect to the Collateral (which would not add new collateral or add a debtor, except as otherwise provided for herein or in any other Note Document) in such offices as the Collateral Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral and (C) during the continuation of an Event of Default after prior written notice to the Borrower, in the sole discretion of the Collateral Agent (in the name of such Grantor or otherwise) to contact and enter into one or more agreements with the issuers of uncertificated securities that constitute Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral in accordance with the terms hereof (including, without limitation, Section 2.01(c) of this Security Agreement) and (ii) during the continuation of an Event of Default, in the sole discretion of the Collateral Agent (in the name of such Grantor or otherwise) after prior written notice to the Borrower, (A) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations as provided herein or in the Notes or any other Note Document (B) to demand payment or enforce payment of any Receivable in the name of the Collateral Agent or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (C) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable, any draft against any Account Debtor of such Grantor, and/or any assignment and/or verification of any Receivable, (D) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable and any other Collateral, (E) to settle, adjust, compromise, extend or renew any Receivable, (F) to settle, adjust or compromise any legal proceedings brought to collect any Receivable, (G) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account debtor of such Grantor, (H) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable, (I) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail are provided to such Grantor), (J) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (K) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and make all determinations and decisions with respect thereto (L) to obtain or maintain the policies of insurance in accordance with its past practices or to pay any premium in whole or in part relating thereto and (M) to do all other acts and things or institute any proceedings which the Collateral Agent may reasonably deem to be necessary (pursuant to this Security Agreement and the other Note Documents and in accordance with applicable law) to carry out the terms of this Security Agreement and to protect the interests of the Noteholders; and such Grantor agrees to reimburse the Collateral Agent for any payment made in connection with this paragraph or any expense (including reasonable and documented attorneys’ fees, court costs and out-of-pocket expenses) and other charges related thereto incurred by the Collateral Agent in connection with any of the foregoing (it being understood that any such sums shall constitute additional Obligations); provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or any other Note Document.

(b) All such acts of such attorney or designee are hereby ratified and approved by each Grantor. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Noteholders, under this Section 6.02 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.

Section 6.03. PROXY. EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE TERMINATION DATE) CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING, DURING THE CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENTS AS SET FORTH HEREIN, THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL, DURING THE CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENTS AS SET FORTH HEREIN, INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR COLLATERAL AGENT THEREOF), IN EACH CASE ONLY WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND UPON ONE BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO THE BORROWER.

Section 6.04. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.12. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION SUBJECT TO SECTION 7.20 HEREOF; PROVIDED, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE COLLATERAL AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.

ARTICLE 7
General Provisions

Section 7.01. Waivers. To the maximum extent permitted by applicable law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Collateral Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral, except those arising out of the bad faith, the gross negligence or willful misconduct of the Collateral Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.

Section 7.02. Limitation on the Collateral Agent’s and Secured Party’s Duty with Respect to the Collateral. The Collateral Agent shall not have any obligation to clean or otherwise prepare the Collateral for sale. The Collateral Agent shall use reasonable care with respect to the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or of such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Collateral Agent, subject to Section 7.06, (a) to fail to incur expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of (unless expressly required under any applicable agreement), or to obtain or, if not required by any other applicable law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss in connection with any collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.

Section 7.03. Compromises and Collection of Collateral. Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to any Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing and upon prior written notice to the relevant Grantor, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

Section 7.04. Collateral Agent Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may, at any time when an Event of Default has occurred and is continuing, upon prior written notice to the Borrower, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith, and such Grantor shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 7.04 as an Obligation.

Section 7.05. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Collateral Agent and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or afforded by law shall be cumulative and all shall be available to the Collateral Agent until the Termination Date.

Section 7.06. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable law, and all of the provisions of this Security Agreement are intended to be subject to all applicable law that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. If the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interests therein require any consents, authorizations approvals or licenses under any applicable law, no such actions shall be taken unless and until all requisite consents, authorizations approvals or licenses have been obtained.

Section 7.07. Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Notes, any other Note Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes, any other Note Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Note Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.12 or the occurrence of the Termination Date).

Section 7.08. Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Collateral Agent and the Noteholders and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement). No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent hereunder for the benefit of the Collateral Agent and the Noteholders.

Section 7.09. [RESERVED]

Section 7.10. [RESERVED].

Section 7.11. Headings. The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.12. Termination or Release.

(a) This Security Agreement shall continue in effect until the Termination Date, and the Liens granted hereunder shall only be released, in whole or in part, with the prior written consent of the Collateral Agent.

(b) In connection with any termination or release pursuant to paragraph (a) above, the Collateral Agent shall promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence and/or effectuate such termination or release and deliver all applicable Pledged Collateral. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. The Borrower shall reimburse the Collateral Agent for all reasonable and documented costs and out-of-pocket expenses, including the fees and expenses of one outside counsel (and, if necessary, of one local counsel in any relevant jurisdiction), incurred by it in connection with any action contemplated by this Section 7.12.

(c) The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) the terms of this Section 7.12.

Section 7.13. Entire Agreement. This Security Agreement, together with the other Note Documents, embodies the entire agreement and understanding between each Grantor and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Collateral Agent relating to the Collateral.

Section 7.14. CHOICE OF LAW. THIS SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.15. CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION (SUBJECT TO THE LAST SENTENCE OF THIS CLAUSE (A)) OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY SUCH COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT THE COLLATERAL AGENT AND NOTEHOLDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS IN RESPECT OF THE COLLATERAL UNDER THIS SECURITY AGREEMENT.

(b) To the extent permitted by APPLICABLE REQUIREMENTS OF law, each party to this security Agreement hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) directed to it at its address for notices as provided for in Section 9.01 of the First Lien Credit Agreement. each party TO THIS SECURITY AGREEMENT hereby waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was invalid and ineffective. Nothing in this security Agreement will affect the right of any party to this security Agreement to serve process in any other manner permitted by APPLICABLE REQUIREMENTS OF law.

Section 7.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.17. Indemnity. Each Grantor hereby agrees to indemnify the Indemnitees, as, and to the extent, set forth in Section 5.7 of the Purchase Agreement.

Section 7.18. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.19. RESERVED.

Section 7.20. Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, none of the Grantors or Noteholders shall assert, and each hereby waives, any claim against each other or any affiliates thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Grantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 7.17.

Section 7.21. RESERVED.

Section 7.22. Successors and Assigns. Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the Note Documents, no Grantor may assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent.

Section 7.23. Survival of Agreement. Without limiting any provision of any other Note Document or Section 7.17 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Note Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Note Document shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of the Note Documents and the selling of any Notes, regardless of any investigation made by any such Noteholder or on its behalf and notwithstanding that the Collateral Agent or any Noteholder may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty and shall continue in full force and effect until the Termination Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof.

ARTICLE 8
Notices

Section 8.01. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with the applicable terms of the Purchase Agreement (it being understood and agreed that references in such Section to “herein,” “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

Section 8.02. Change in Address for Notices. The Collateral Agent, any Grantor and any Noteholder may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE 9
The Collateral Agent

Scopia Holdings LLC is hereby appointed Collateral Agent for the Noteholders hereunder. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Noteholders to the Collateral Agent, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in this Article 9. Any successor Collateral Agent appointed pursuant to this Article 9 shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

Any Person serving as Collateral Agent hereunder shall have the same rights and powers in its capacity as a Noteholder as any other Noteholder and may exercise the same as though it were not the Collateral Agent, and the term “Noteholder” or “Noteholders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Noteholder, include each Person serving as Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Noteholder or other Party to the Note Documents or any subsidiary of any Noteholder or other Party to the Note Documents or other Affiliate thereof as if it were not the Collateral Agent hereunder. The Noteholders acknowledge that, pursuant to such activities, the Collateral Agent or its Affiliates may receive information regarding any Noteholder or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Noteholder or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to them.

The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Note Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Note Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Note Documents and which the Collateral Agent is required to exercise in writing as directed by the Noteholders; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Note Document or applicable laws, and (c) except as expressly set forth in the Note Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Person serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable to the Noteholders for any action taken or not taken by it with the consent or at the request of the Noteholders or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Collateral Agent shall not be deemed to have knowledge of the existence of any Default or Event of Default unless and until written notice thereof is given to the Collateral Agent by the Company or any Noteholder, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Note Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Note Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Note Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article III of the Note Purchase Agreement or elsewhere in any Note Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent or (vii) any property, book or record of any Noteholder or any Affiliate thereof.

By accepting the benefits of this Security Agreement and each other Note Document, each Noteholder expressly acknowledges and agrees that this Security Agreement may be enforced only by the action of the Collateral Agent, and that such Noteholder shall not have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Noteholders upon the terms of this Security Agreement and the other Note Documents.

The Collateral Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Grantors need to be amended. If any Grantor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any Noteholder for any failure to maintain a perfected security interest in such Grantor’s property constituting Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Grantor does not inform the Collateral Agent of such changes, the Noteholders acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Grantor.

[Remainder intentionally left blank | signature pages follow]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have executed this Security Agreement as of the date first above written.

GRANTORS

PAVMED INC.

By:	/s/ Lishan Aklog
Name:	Lishan Aklog
Title:	Chairman & CEO

PAVmed SPARCC Inc.

By:	/s/ Lishan Aklog
Name:	Lishan Aklog
Title:	Chairman & CEO

PAVmed Subsidiary Corp.

By:	/s/ Lishan Aklog
Name:	Lishan Aklog
Title:	Chairman

COLLATERAL AGENT SCOPIA HOLDINGS LLC

By:	/s/ Matthew Sirovich
Name:	Matthew Sirovich
Title:	Class A Member

A-A-1